Exhibit 99.2

Enghouse Systems Signs Definitive Agreement to Acquire CTI Group (Holdings) Inc.

Markham, Ontario; Indianapolis, Indiana – October 19, 2015 – Enghouse Systems Limited (TSX:ESL) (“Enghouse”) and CTI Group (Holdings) Inc. (“CTI”) (OTC: CTIG) jointly announced that they have entered into a definitive agreement pursuant to which Enghouse will acquire CTI.

Under the terms of the agreement, which has been approved unanimously by the board of directors of both companies, a newly formed wholly-owned subsidiary of Enghouse will commence a tender offer for all outstanding shares of CTI for US$0.61 per share in cash, for a total equity value of approximately US$22.5 million.

Enghouse intends to commence a tender offer for all the shares of common stock of CTI within 15 business days. Under the agreement, the tender offer will be followed by a merger to acquire any untendered shares. The tender offer is subject to certain customary closing conditions. The CTI board of directors, collectively owning approximately 74% of CTI’s outstanding common stock, have entered into a tender and support agreement with Enghouse committing to tender all of their CTI shares in the tender offer. It is expected that this deal will close in the first quarter of Enghouse’s fiscal 2016 (which ends January 31, 2016).

Additional Information

The tender offer described in this press release has not yet commenced. This press release is provided for informational purposes only and does not constitute an offer to purchase or the solicitation of an offer to sell any securities. At the time the tender offer is commenced, Enghouse and a wholly-owned subsidiary intend to file with the Securities and Exchange Commission (the “SEC”) a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer, and CTI intends to file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Investors and stockholders are urged to read both the Tender Offer Statement and Solicitation/Recommendation Statement carefully when they become available as they will contain important information about the tender offer. Those documents, as well as Enghouse’s other public filings with the SEC, may be obtained without charge from the SEC’s website at www.sec.gov. The offer to purchase and related materials may also be obtained (when available) for free by contacting the information agent for the tender offer. Copies of CTI’s filings with the SEC may be obtained free of charge at the “Investor Information” section of CTI’s website at www.ctigroup.com.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release regarding the proposed transaction between Enghouse and CTI, the expected timetable for completing the transaction, the potential benefits of the transaction, and any other statements about Enghouse’s and CTI’s respective management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many stockholders will tender their stock in the offer; the possibility that various closing conditions for the transaction may not be satisfied or waived; and the effects of disruption from the transaction making it more difficult to maintain relationships with Enghouse’s and CTI’s respective employees, customers, and other business partners; and other risks and the other factors described in CTI’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC, as well as in the Tender Offer Statement on Schedule TO to be filed by Enghouse and the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by CTI. Except as otherwise required by law, each of Enghouse and CTI disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About Enghouse Systems Limited

Enghouse Systems Limited is a leading global provider of enterprise software solutions serving a variety of vertical markets. Its strategy is to build a larger and more diverse enterprise software company through strategic acquisitions and managed growth within its business sectors: Contact Center, Networks (OSS/BSS) and Transportation/Public Safety. Enghouse shares are listed on the Toronto Stock Exchange (TSX:ESL). Further information about Enghouse is available at www.enghouse.com.

About CTI Group (Holdings) Inc.

CTI Group (Holdings) Inc. is an international provider of electronic invoice processing and management, enterprise communications management software and services solutions, and carrier class voice over internet protocol (VoIP) management applications. CTI’s Analysis, SmartRecord® and Proteus® product suites offer carriers a full array of cloud-based, real-time solutions for traffic analysis, post-billing call analysis, customer care and call recording. CTI’s products are used by some of the top service providers in North America and Europe, and play a trusted role in managing telephony costs at major corporations internationally. Headquartered in Indianapolis, CTI maintains overseas offices in London and Blackburn, UK. For more information, please visit www.ctigroup.com.

For further information please contact:

Sam Anidjar

VP, Corporate Development

Enghouse Systems Limited

(905) 946-3302

Fred Hanuschek

CEO

CTI Group (Holdings) Inc.

(317) 262-4666